EXHIBIT 7

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D/A, Amendment No. 1 with respect to the ownership by each of the undersigned of shares of GRIC Communications, Inc. is filed jointly on behalf of each of the undersigned and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This joint filing agreement may be included as an exhibit to such joint filing.  Each of the undersigned acknowledges that each shall be responsible for the timely filing of such amendments with respect to information concerning such undersigned reporting person, and for the completeness and accuracy of the information concerning such undersigned reporting person, contained therein, but shall not be responsible for the completeness and accuracy concerning the others, except to the extent that such reporting person knows or has reason to believe that such information is inaccurate.  This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Asia Pacific Growth Fund III, L.P.
By: Asia Pacific Associates III, Ltd.
Its: General Partner

Date: September 26, 2003	By:	/s/	Sean Warren
Sean Warren
	Title:		Chief Operating Officer

Asia Pacific Growth Fund II, L.P.
By: H&Q Asia Pacific II, L.L.C.
Its: General Partner
By: H&Q Asia Pacific Ltd.
Its: Managing Member

Date: September 26, 2003	By:	/s/	Ta-Lin Hsu
Ta-Lin Hsu
	Title:		President

Asia Pacific Associates III, Ltd.

Date: September 26, 2003	By:	/s/	Sean Warren
Sean Warren
	Title:		Chief Operating Officer

H&Q Asia Pacific II, L.L.C.
By: H&Q Asia Pacific Ltd.
Its: Managing Member

Date: September 26, 2003	By:	/s/	Ta-Lin Hsu
Ta-Lin Hsu
	Title:		President

H&Q Asia Pacific Ltd.

Date: September 26, 2003	By:	/s/	Ta-Lin Hsu
Ta-Lin Hsu
	Title:		President

Hantech International Venture Capital Corporation

Date: September 29, 2003	By:	/s/	Anny Yang
Anny Yang
	Title:		Corporate Secretary

Date: September 29, 2003	/s/		Hong Chen
Hong Chen

Date: September 29, 2003	/s/		Lynn Ya-Lin Liu
Lynn Ya-Lin Liu

Date: October 13, 2003	/s/		Yen-Son Huang
Yen-Son Huang

Date: October 9, 2003	/s/		Bharat Davé
Bharat Davé

Date: September 26, 2003	/s/		Joseph M. Zaelit
Joseph M. Zaelit